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                                                                 EXHIBIT 99.2


                                LETTER OF INTENT

                           c/o George E. Norcross, III
                             Joseph J. Roberts, Jr.
                               Phillip A. Norcross
                                  P.O. Box 1440
                           Cherry Hill, NJ 08034-0058
                                 (856) 424-4265

May 4, 2001

William A. Schwartz, Jr.
Chairman, President and Chief
  Executive Officer
U.S. Vision, Inc.
1 Harmon Drive
Glen Oaks Industrial Park
Glendora, New Jersey  08012

                  Re:      Revised Proposed Acquisition of U.S. Vision, Inc.

Dear Mr. Schwartz:

         This letter replaces the letter of intent dated December 27, 2000. In accordance with the terms set forth in this letter (this "Letter"), the Norcross-Roberts Group proposes, directly or through an entity to be formed by that group ("Buyer"), to purchase all of the outstanding shares of capital stock (the "Shares") and options currently exercisable for Shares of U.S. Vision, Inc. ("USV" or the "Company") held by its stockholders and option holders, on the terms and conditions set forth below.

1. Description of the Transaction. Buyer, through an entity to be formed by the Norcross-Roberts Group, would acquire all of the Shares, free and clear of all liens, encumbrances, restrictions and obligations of any kind whatsoever, pursuant to a cash and note merger transaction (the "Transaction").

2. The Terms of the Transaction.

         A. Consideration. The purchase price per share of issued and outstanding capital stock of USV shall be $4.50, payable $3.25 in cash and $1.25 in Notes (described below) at closing (the "Closing"). In addition, options to acquire shares of USV capital stock shall be purchased by the Buyer for the amount by which $4.50 exceeds the exercise price of each of such options, multiplied by the number of options to purchase capital stock of USV. Employee options will be purchased for cash and notes in the same proportions as shareholders are receiving cash and notes, except for options held by senior management (described below) of USV who will receive the consideration provided in 4(J) below. This proposal is based on the schedule of outstanding options and warrants, including number, exercise price and vesting information, previously delivered to me being true and correct. The Notes (or comparable securities agreed to by the parties) will be unsecured subordinated obligations of the Buyer and the Company due on the second anniversary of the closing of the acquisition, with interest payable quarterly at 100 basis points over the highest rate on the term debt incurred by Buyer in connection with the merger. In addition, by separate agreement, the Buyer shall enter into a voting agreement




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pursuant to which the appointees of the three largest shareholders of USV, other than members of the Norcross Group, shall constitute a majority of the board of directors from and after a default in payment of principal or interest under the Notes provided that the form and content of such voting agreement is acceptable to Buyer's senior secured lender.

         B. Shares Issued and Outstanding. At the Closing, (i) approximately 7,802,942 shares of USV common stock, par value $.01 per share, shall be issued and outstanding, plus any shares of USV common stock issued upon the exercise of employee stock options after the date of this Letter and prior to the Closing, and (ii) in the money options to acquire an aggregate of approximately 869,872shares of USV common stock shall have been granted and are outstanding, less any options exercised prior to the Closing and included in subsection (i) above.

3. Definitive Agreement. Buyer and USV will use their respective best efforts to negotiate in good faith and enter into a definitive agreement (the "Agreement") on terms consistent with this Letter on or before May 31, 2001, which Agreement will be drafted by Buyer and delivered in draft form to USV prior to May 10, 2001. The Agreement shall contain such terms, conditions and provisions as are customary for a transaction of this type including, but not limited to, representations and warranties given by USV regarding its operations, assets and liabilities, as well as covenants and other agreements.

4. Conditions to Closing. The execution of the Agreement and the Closing of the transaction will be subject to customary terms and conditions, including the following:

         A. Conduct of Business. For that period of time commencing on the date of this Letter and ending upon the date of the execution of the Agreement, USV will conduct its business and affairs in the ordinary course, consistent with past practices, and will not without the prior written approval of Buyer, engage in any activity or enter into any transaction which is not consistent with the past practices of USV, nor make any capital expenditures or increase the compensation of any director, officer or employee in excess of 5% the over last fiscal year. Further, prior to the execution of the Agreement, USV will use its reasonable best efforts to preserve and keep intact the business organization of USV, to keep available to USV the services of its present employees, and to preserve for USV and Buyer, the goodwill of the partners, customers, suppliers, creditors and others having business relations with USV.

         B. Stockholder Approval. Following the execution of the Agreement, USV shall as promptly as practical submit the Transaction to its stockholders for approval. Those stockholders party to this Letter and Buyer and its stockholders hereby covenant and agree to vote all shares held or controlled by them in favor of the Transaction, which shares represent, in the aggregate, approximately 78.7% of the Company's outstanding common stock.

         C. HSR, SEC, Consents, and Permits. The expiration of all applicable waiting periods under the Hart-Scott-Rodino Anti-Trust Improvements Act ("HSR") or the determination by the parties that no HSR filing is required, and the receipt of all state and federal permits necessary to operate the business on substantially the same basis as USV operates the business. Buyer shall further have received any consents and permits necessary for it to operate USV's business consistent with past practices. USV shall, as soon as practical after the execution of the Agreement, file a preliminary proxy statement pursuant to
Schedule 14 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") and when permitted mail such proxy statement to the stockholders of USV entitled to vote upon the Transaction, accompanied by the board of directors' recommendation that the stockholders of USV vote in favor of the Transaction.


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         D. Compliance with Terms. The compliance with the other terms of this
Letter, including without limitation, exclusivity, due diligence, publicity and confidentiality.

         E. Contract Renewal. JC Penney shall have entered into or otherwise agreed to a renewal of its contract with USV for a period of at least 5 years, commencing on the date of such renewal, and JC Penney shall have consented or agreed to consent to the Transaction.

         F. Financing. Buyer shall have obtained financing necessary consummate the Transaction on terms satisfactory to Buyer in its sole discretion provided that the capital structure of the Buyer and the Company, on a consolidated basis, shall include not less than $5 million in equity, $15 million in term debt, and a revolver for its continuing operations. Although the consummation of such financing is a condition to the closing of the acquisition, the Norcross-Roberts group agrees to invest or cause to be invested the above-referenced equity amount.

         G. No Material Adverse Change. There shall not have occurred any material adverse change in the business, operations, prospects, financial condition, assets or liabilities of USV since the end of the most recently concluded fiscal year.

         H. No Litigation. There shall not be any pending or threatened litigation which has a reasonable likelihood of preventing the consummation of the Transaction.

         I. Dissenting Stockholders. Stockholders holding in the aggregate more than 5% of the common stock of USV shall not have exercised their dissenters' rights.

         J. Senior Management Agreements. Buyer and certain members of senior management of USV shall have entered into agreements governing their continued employment with USV following the Closing and their agreement to accept notes in payment of amount due to them pursuant to their stock option agreements and any payments required to be made to them as a result of the consummation of the acquisition on terms and conditions acceptable to Buyer and management. Such agreements shall be conditional upon the occurrence of the Closing but entered into prior to the execution of an Agreement. For the purposes of this letter, senior management includes the 5 most senior members of USV's current management team.

         K. Deposit. On or about January 15, 2001, Buyer and USV entered into an escrow agreement and Buyer deposited in such escrow account the amount of $250,000 (the "Initial Deposit"). The Initial Deposit shall be disbursed as follows, all as more fully set forth in the escrow agreement: (i) to USV if Buyer advises USV that it is unable to obtain the financing set forth in Section 4(F) above; (ii) to Buyer if, prior to the execution of the Agreement, any of USV's filings with the Securities and Exchange Commission are found to contain a material misstatement of fact or failed to disclose a fact which renders any statements therein misleading, provided, however, that neither the Buyer nor its stockholders are the cause of such misstatement or failure to disclose; and
(iii) to Buyer in the event that any condition set forth above (other than the condition set forth in Section 4(F) above) is not satisfied. Upon signing the Agreement, Buyer shall deposit an additional $250,000 with the escrow agent, to be distributed in the same manner as the Initial Deposit.

5. Exclusivity. Before committing the substantial time and resources necessary to complete the Transaction, Buyer requires, and by signing this Letter below USV represents, warrants and agrees that USV is not currently a party to, and until the disbursement of the Initial Deposit, the execution of the Agreement, or May 31, 2001, USV will not, either directly or indirectly, through any of its employees, officers, directors, or agents, solicit, negotiate or discuss or enter into, any discussions, agreements or understandings to sell all or substantially all of its assets or stock to any person or entity or provide any party with information about USV for the purpose



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of considering any such transaction, other than to Buyer; provided, however, that if at any time prior to the approval of the Transaction by the stockholders of USV, the board of directors of USV, in response to a written proposal that
(a) was unsolicited or that did not otherwise result from a breach of this
Section 5 and (b) is reasonably likely to lead to a superior proposal in the judgment of the board of directors, after consultation with outside legal counsel ("Superior Proposal"), may authorize USV to (i) furnish non- public information with respect to USV to the person making such proposal pursuant to a customary confidentiality agreement and (ii) participate in negotiations regarding such proposal. USV further agrees that if it receives any unsolicited proposals or indications of interest from any other party, it will promptly so advise Buyer and provide copies of any such inquiry upon receipt of any such proposal. In the event that USV does not consummate the Transaction by reason of receipt of a Superior Proposal, USV shall pay to Buyer an amount equal to $1.5 million, plus expenses incurred by Buyer in connection with the Transaction.

6. Due Diligence. For that period of time commencing on even date herewith and ending upon the date of the execution of the Agreement, USV agrees to (a) provide Buyer and its representatives, during normal business hours, reasonable access to all of the properties, assets, books, agreements, commitments and records of USV; (b) furnish Buyer and its representatives with all such information concerning any of the affairs of USV as Buyer reasonably requests;
(c) use its reasonable efforts to cause the accountants to USV to make available to Buyer and its representatives all reasonably requested financial information relating to USV; and (d) provide such cooperation as Buyer and its representatives may reasonably request in connection with any audit or review of USV which Buyer may direct its representatives to make.

7. Publicity. No party to this Letter shall make any announcements, press releases or any public statement or disclosures to any third parties regarding the Transaction or the contents of this Letter without the prior written consent of the other party, except as required by law, in which case each party agrees to use reasonable best efforts to consult with the other before issuing any such announcement, press release or public statement. The parties agree that USV will, within one (1) business day of the execution of this Letter, issue a press release and file a Form 8-K with the SEC announcing the execution of this Letter in a form reasonably satisfactory to the Buyer.

8. Fees and Expenses. Except as set forth in Section 5, Buyer, USV and the stockholders party hereto will be responsible for their own fees and expenses in the negotiation of this Letter, the Agreement and the consummation of the Transaction, including, without limitation, all legal, accounting and consulting fees and expenses.

9. Binding Effect. This Letter sets forth the general terms under which Buyer and USV would mutually agree to enter into the Transaction described herein and, as a result, does not contain all of the essential terms and conditions. Accordingly, except for the sections entitled "Exclusivity," "Deposit" and "Publicity" of this proposal, each of which are binding according to their terms, this Letter is not intended, nor shall it be construed as, a legally binding agreement of the parties.

10. Governing Law. This Letter will be governed by and construed in accordance with the laws of the State of New Jersey.

11. Counterparts. This Letter may be executed in one or more counterparts, each of which will be deemed an original, and any party hereto may execute any such counterpart, all of which, when taken together, will constitute one and the same instrument. Each party agrees to accept the facsimile signature of the other party hereto and to be bound by its own facsimile signature hereon.


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         Please sign and date this Letter in the space provided below and return a signed copy to the undersigned.

                                             Very truly yours,

                                             /s/

                                             George E. Norcross, III

ACCEPTED and AGREED to by USV
this 4th day of May 2001

U.S. VISION, INC.


By:  /s/
   ------------------------------
     George E. McHenry, Jr.,
     Chief Financial Officer

ACCEPTED and AGREED to by the following
stockholders this 4th day of  May 2001

GROTECH CAPITAL GROUP, INC.                  GROTECH PARTNERS III, L.P.
                                             By: Grotech Capital Group, Inc.,
                                                 its general partner


By:    /s/                                   By:    /s/
   ------------------------------               -------------------------------
         Dennis J. Shaughnessy                         Dennis J Shaughnessy
         Managing Director                             Managing Director

GROTECH CAPITAL GROUP IV, LLC                GROTECH III COMPANION FUND, L.P.
                                             By: Grotech Capital Group, Inc.,
                                                 its general partner

By:    /s/                                   By:    /s/
   ------------------------------               -------------------------------
         Dennis J. Shaughnessy                         Dennis J. Shaughnessy
         Managing Director                             Managing Director



GROTECH III PENNSYLVANIA FUND, L.P.          GROTECH PARTNERS IV, L.P.
By: Grotech Capital Group, Inc.,             By: Grotech Capital Group IV, LLC,
    its general partner                          its general partner


By:    /s/                                   By:    /s/
   ------------------------------               -------------------------------
         Dennis J. Shaughnessy                         Dennis J. Shaughnessy
         Managing Director                             Managing Director



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STOLBERG PARTNERS, L.P.                      M&M GENERAL PARTNERSHIP
By:  SGMS, L.P., its general partner
     By: Stolberg Meehan and Scano Inc.,
         its general partner


By:    /s/                                   By:    /s/
   ------------------------------               -------------------------------
         E. Theodore Stolberg                          Richard K. McDonald
                                                       Managing Partner

CONSTITUTION PARTNERS I, L.P.
By:  RKM Investment Company, its general partner


By:    /s/                                          /s/
   ------------------------------               -------------------------------
         Richard K. McDonald                           Richard K. McDonald
         Managing Partner                              Managing Partner

RKM INVESTMENT COMPANY


By:    /s/
   ------------------------------
         Richard K. McDonald
         Managing Partner